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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" in the Registration Statement (Form S-1) for the registration of shares of Vista Medical Technologies, Inc.'s common stock and the incorporation by reference therein of our report dated January 30, 1997 (except Note 9, as to which the date is March 3, 1997) included in the Registration Statement (Form S-1, No. 333-22985) and related Prospectus of Vista Medical Technologies, Inc. filed with the Securities and Exchange Commission.


                                                               Ernst & Young LLP

                                                               ERNST & YOUNG LLP

San Diego, California
July 2, 1997